Exhibit 10.1

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (the “Amendment”) is made and executed as of March 10, 2025, by and between ASE Test, Inc., corporation limited by shares incorporated in Taiwan, the Public of China (the “Purchaser” or “Holder”) and Ainos, Inc., a Texas corporation (the “Company”).

Background

A.	On March 13, 2023, the Company executed and delivered to Purchaser a convertible promissory note (the “Note”) in the principal amount of Two Million Dollars (USD $2,000,000).

B.	Purchaser and Company desire to enter into this Amendment to amend certain provisions of the Promissory Note.

Agreement

NOW, THEREFORE, in consideration of the reasons set forth above and the mutual promises and covenants contained in this Amendment and the Note, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note.

2. Amendment to the Note.

2.1 Section 1 of the Promissory Note is hereby amended in its entirety to read as follows:

“1. Maturity. Unless converted or repaid pursuant to Section 2 or Section 3, the entire unpaid principal sum of this Note will mature, and be due and payable in full, on March 12, 2027 or any later date as the Holder and the Company may otherwise agree in writing (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.”

2.2 Section 2(a) of the Note is hereby amended in its entirety to read as follows:

“(a) Conversion. At the election of Holder the outstanding principal amount and accrued compounded interest under this Note (the “Conversion Amount”) may be converted into Securities of common stock, $0.01 par value per share (the “Common Stock”) of the Company or such other securities or property for which this Note may become convertible as a result of any adjustment described in Section 2(b) at a price of the lower of (a) Seven Dollar and Fifty Cents ($7.50) per share and (b) (x) the average closing price per share of Common Stock for the period of thirty (30) trading days prior to the day when Holder exercises the conversion right (the “Conversion Date”) or (y) Four Dollar and Fifty Cents ($4.50), whichever is higher. When exercising the conversion right, the Holder should deliver to the Company a written notice at least five (5) business days prior to the Conversion Date.”

3. Miscellaneous.

3.1 The background paragraphs set forth above are incorporated herein and made a part hereof for all purposes.

3.2 Except as specifically amended hereby, the remaining terms and provisions of the Note shall not be affected by this Amendment and shall remain in full force and effect. The Note, as amended by this Amendment, is ratified and affirmed by Purchaser and Company in all respects.

3.3 This Amendment may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same instrument. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

3.4 The term of this Note as used in this Amendment, and all instruments and agreements executed thereunder, shall for all purposes refer to such instruments and agreements, respectively, as amended by this Agreement.

3.5 This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effects to principles of conflicts of law.

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IN WITNESS WHEREOF, the Company and Purchaser have executed and delivered this Amendment as of the date first set forth above.

COMPANY:

AINOS, INC. a Texas corporation

Name:	Chun-Hsien Tsai
Title:	Chairman, President, and CEO

PURCHASER:

ASE TEST, INC.

Name:	Chien Shen Jason Chang
Title:	Chairman

Principal Amount: USD $2,000,000

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